As filed with the Securities and Exchange Commission on September 7, 2005.
Registration No. ___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
AXSYS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-1962029 (I.R.S. Employer Identification No.)
175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut 06067
(Address of Principal Executive Offices Including Zip Code)
Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan
(Full Title of the Plan)
David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer
Axsys Technologies, Inc.
175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut 06067
(860) 257-0200
(Name, Address and Telephone Number of Agent For Service)
Copies To:
Lisa K. Kunkle, Esq.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
(216) 586-3939
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1)(2)	Price Per Share (3)	Offering Price (3)	Fee
Common Stock, par value $0.01 per share	350,000	$18.32	$6,412,000	$754.69

(1)	Represents shares of common stock of the Registrant, par value $0.01 per share (“Common Stock”), issuable pursuant to the Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the NASDAQ National Market System on September 2, 2005, within five business days prior to filing.

     The Registrant filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of Common Stock to be offered and sold under the Plan and, pursuant to General Instruction E to Form S-8, the contents of such Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed August 5, 1996 (File No. 333-09559); (2) Registration Statement on Form S-8 filed December 29, 1997 (File No. 333-43389); (3) Registration Statement on Form S-8 filed June 19, 2000 (File No. 333-39574); (4) Post-Effective Amendment No. 1 to Form S-8 filed June 29, 2004 (File No. 333-39574); and (5) Registration Statement on Form S-8 filed August 12, 2004 (File No. 333-118156). This Registration Statement on Form S-8 is filed for the purpose of registering an additional 350,000 shares of Common Stock of the Registrant under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Description
4	Amended and Restated Long-Term Incentive Plan, incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated March 18, 2005.

5	Opinion of Counsel.

23.1	Consent of Independent Auditors.

23.2	Consent of Counsel (Included in Exhibit 5).

24	Power of Attorney.
[Signatures on following page]

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rocky Hill, State of Connecticut, on September 7, 2005.

AXSYS TECHNOLOGIES, INC.
By:	/s/ David A. Almeida
David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: September 7, 2005	*
Stephen W. Bershad
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: September 7, 2005	/s/ David A. Almeida
David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: September 7, 2005	*
Anthony J. Fiorelli, Jr.
Director

Date: September 7, 2005	*
Eliot M. Fried
Director

Date: September 7, 2005	*
Richard F. Hamm, Jr.
Director

Date: September 7, 2005	*
Robert G. Stevens
Director

*This registration statement has been signed on behalf of the above officers and directors by David
A. Almeida, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED: September 7, 2005	By:	/s/ David A. Almeida
David A. Almeida
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4	Amended and Restated Long-Term Incentive Plan, incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated March 18, 2005.

5	Opinion of Counsel.

23.1	Consent of Independent Auditors.

23.2	Consent of Counsel (Included in Exhibit 5).

24	Power of Attorney.

4